G. BRAD BECKSTEAD
Certified Public Accountant
                                                          330 E. Warm Springs
                                                          Las Vegas, NV 89119
                                                                 702.257.1984
                                                             702.362.0540 fax





February 19, 2002


To Whom It May Concern:

The firm of G. Brad Beckstead, CPA, consents to the inclusion of my report of January 18, 2002, on the Financial Statements of Furnishing Club for the years ended December 31, 2001 and 2000, in its Form 10K-SB filing to be filed with the US Securities and Exchange Commission.

Signed,

/s/ G. Brad Beckstead
G. Brad Beckstead, CPA